Exhibit 99.1

The Manitowoc Company Reports First-Quarter 2021 Results

Manitowoc reports net sales of $354.3 million; Adjusted EBITDA(1)of $21.1 million; orders of $473.6 million

MILWAUKEE, Wis. - The Manitowoc Company, Inc. (NYSE: MTW), (the “Company” or “Manitowoc”) a leading global manufacturer of cranes and lifting solutions, today reported a first-quarter net loss of ($3.1) million, or ($0.09) per diluted share. First-quarter adjusted net loss(1) was ($2.2) million, or ($0.06) per diluted share.

Net sales in the first quarter increased 7.6% year-over-year to $354.3 million and were favorably impacted by $15.4 million from changes in foreign currency exchange rates. Adjusted EBITDA(1) of $21.1 million, or 6.0% of net sales, increased $4.8 million over the prior year.

First-quarter orders of $473.6 million increased 26.3% from the prior year, 20.7% on a currency neutral basis. Backlog as of March 31, 2021 totaled $662.5 million, an increase of 27.2% year-over-year, and an increase of 22.0% from December 31, 2020.

“I am proud of our team’s execution during the quarter while navigating through the COVID-19 pandemic.  We are encouraged by positive trends in crane demand across all segments, but as the world normalizes, we continue to see significant inflationary pressures and a multitude of supply chain challenges,” commented Aaron H. Ravenscroft, President and Chief Executive Officer of The Manitowoc Company, Inc.

“As I have said, 2021 will be a year of transition.  We expect inflation and supply chain challenges to persist for the balance of the year, more heavily impacting second half results. While we are taking actions to mitigate these headwinds, we remain resolute in our long-term strategy to grow the company by continuing to invest in our four strategic priorities,” concluded Ravenscroft.

Outlook

Manitowoc is initiating full-year 2021 adjusted EBITDA guidance of $90 million to $105 million.

Investor Conference Call

The Manitowoc Company will host a conference call for security analysts and institutional investors to discuss its first-quarter earnings results on Thursday, May 6th, 2021, at 10:00 a.m. ET (9:00 a.m. CT). A live audio webcast of the call, along with the related presentation, published in conjunction with this press release, can be accessed in the Investor Relations section of Manitowoc’s website at www.manitowoc.com. A replay of the conference call will also be available at the same location on the website.

About The Manitowoc Company, Inc.

The Manitowoc Company, Inc. was founded in 1902 and has over a 118-year tradition of providing high-quality, customer-focused products and support services to its markets. Manitowoc is one of the world's leading providers of engineered lifting solutions. Manitowoc, through its wholly-owned subsidiaries, designs, manufactures, markets, and supports comprehensive product lines of mobile hydraulic cranes, tower cranes, lattice-boom crawler cranes and boom trucks under the Grove, Manitowoc, National Crane, Potain and Shuttlelift brand names.

Footnote

(1)Adjusted net loss, adjusted diluted net loss per share, adjusted EBITDA, adjusted operating income and free cash flows are financial measures that are not in accordance with GAAP. For a reconciliation to the comparable GAAP numbers please see schedule of “Non-GAAP Financial Measures” at the end of this press release. Manitowoc believes these non-GAAP financial measures provide important supplemental information to both management and investors regarding financial and business trends used in assessing its results of operations. Manitowoc believes excluding specified items provides a more meaningful comparison to the corresponding reporting periods and internal budgets and forecasts, assists investors in performing analysis that is consistent with financial models developed by investors and research analysts, provides management with a more relevant measure of operating performance and is more useful in assessing management performance.

Forward-looking Statements

This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of the Company and are subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements typically containing words such as “intends,” “expects,” “anticipates,” “targets,” “estimates,” and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

•

The negative impacts COVID-19 has had and will continue to have on our business, financial condition, cash flows, results of operations and supply chain, as well as customer demand (including future uncertain impacts);

•	actions of competitors;
•	changes in economic or industry conditions generally or in the markets served by Manitowoc;
•

unanticipated changes in customer demand, including changes in global demand for high-capacity lifting equipment, changes in demand for lifting equipment in emerging economies and changes in demand for used lifting equipment;

•	changes in raw material and commodity prices;
•	geographic factors and political and economic conditions and risks;
•	the ability to capitalize on key strategic opportunities and the ability to implement Manitowoc’s long-term initiatives;
•	government approval and funding of projects and the effect of government-related issues or developments;
•	unanticipated changes in the capital and financial markets;
•	unanticipated changes in revenues, margins and costs;
•	the ability to increase operational efficiencies across Manitowoc and to capitalize on those efficiencies; and
•	risks and factors detailed in Manitowoc's 2020 Annual Report on Form 10-K and its other filings with the United States Securities and Exchange Commission.

Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect the Company's actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the three months ended March 31, 2021 and 2020

(In millions, except per share data)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended March 31,
	2021	2020
Net sales	$354.3	$329.2
Cost of sales	285.9	266.0
Gross profit	68.4	63.2
Operating costs and expenses:
Engineering, selling and administrative expenses	57.7	55.9
Amortization of intangible assets	0.1	0.1
Restructuring (income) expense	(0.1)	1.5
Total operating costs and expenses	57.7	57.5
Operating income	10.7	5.7
Other expense:
Interest expense	(7.1)	(7.2)
Amortization of deferred financing fees	(0.4)	(0.4)
Other expense - net	(2.1)	(4.0)
Total other expense	(9.6)	(11.6)
Income (loss) before income taxes	1.1	(5.9)
Provision for income taxes	4.2	1.9
Net loss	$(3.1)	$(7.8)

Per Share Data
Basic net loss per common share	$(0.09)	$(0.22)

Diluted net loss per common share	$(0.09)	$(0.22)

Weighted average shares outstanding - basic	34,809,725	35,135,525
Weighted average shares outstanding - diluted	34,809,725	35,135,525

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

As of March 31, 2021 and December 31, 2020

(In millions, except share amounts)

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2021	December 31, 2020
Assets
Current Assets:
Cash and cash equivalents	$158.5	$128.7
Accounts receivable, less allowances of $8.2 and $8.5, respectively	188.4	215.1
Inventories — net	520.4	473.1
Notes receivable — net	12.8	13.6
Other current assets	30.6	35.5
Total current assets	910.7	866.0
Property, plant and equipment — net	286.3	294.3
Operating lease right-of-use assets	35.2	37.9
Goodwill	234.8	235.1
Other intangible assets — net	118.7	121.6
Other long-term assets	42.1	48.6
Total assets	$1,627.8	$1,603.5
Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable and accrued expenses	$378.7	$329.4
Short-term borrowings and current portion of long-term debt	10.1	10.5
Product warranties	47.4	50.2
Customer advances	21.6	25.5
Other liabilities	20.6	20.2
Total current liabilities	478.4	435.8
Non-Current Liabilities:
Long-term debt	300.1	300.4
Operating lease liabilities	26.1	28.4
Deferred income taxes	2.4	5.9
Pension obligations	88.0	89.3
Postretirement health and other benefit obligations	13.4	14.0
Long-term deferred revenue	32.6	32.4
Other non-current liabilities	53.8	53.8
Total non-current liabilities	516.4	524.2
Stockholders' Equity:
Preferred stock (3,500,000 shares authorized of $.01 par value; none outstanding)	—	—
Common stock (75,000,000 shares authorized, 40,793,983 shares issued, 34,734,972 and 34,580,638 shares outstanding, respectively)	0.4	0.4
Additional paid-in capital	596.4	595.1
Accumulated other comprehensive loss	(108.1)	(97.5)
Retained earnings	213.8	216.9
Treasury stock, at cost (6,059,011 and 6,213,345 shares, respectively)	(69.5)	(71.4)
Total stockholders' equity	633.0	643.5
Total liabilities and stockholders' equity	$1,627.8	$1,603.5

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the three months ended March 31, 2021 and 2020

(In millions)

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

	Three Months Ended March 31,
	2021	2020
Cash Flows from Operating Activities:
Net loss	$(3.1)	$(7.8)
Adjustments to reconcile net loss to cash provided by (used for) operating activities:
Depreciation	10.0	9.0
Amortization of intangible assets	0.1	0.1
Amortization of deferred financing fees	0.4	0.4
Deferred income taxes	0.9	0.0
Gain on sale of property, plant and equipment	(0.1)	(0.1)
Net unrealized foreign currency transaction losses	0.3	3.0
Stock-based compensation expense	2.5	3.4
Changes in operating assets and liabilities
Accounts receivable	23.4	(5.6)
Inventories	(59.5)	(88.5)
Notes receivable	2.3	2.6
Other assets	5.4	(4.7)
Accounts payable	53.4	28.1
Accrued expenses and other liabilities	4.8	(18.5)
Net cash provided by (used for) operating activities	40.8	(78.6)
Cash Flows from Investing Activities:
Capital expenditures	(8.0)	(3.6)
Proceeds from sale of fixed assets	—	0.1
Net cash used for investing activities	(8.0)	(3.5)
Cash Flows from Financing Activities:
Other debt - net	(0.8)	(0.5)
Exercises of stock options	0.8	0.1
Common stock repurchases	—	(12.0)
Net cash used for financing activities	—	(12.4)
Effect of exchange rate changes on cash and cash equivalents	(3.0)	(1.2)
Net increase (decrease) in cash and cash equivalents	29.8	(95.7)
Cash and cash equivalents at beginning of period	128.7	199.3
Cash and cash equivalents at end of period	$158.5	$103.6

Non-GAAP Financial Measures

Non-GAAP Items

Adjusted net loss, adjusted diluted net loss per share, adjusted EBITDA, adjusted operating income and free cash flows are financial measures that are not in accordance with GAAP. Manitowoc believes these non-GAAP financial measures provide important supplemental information to both management and investors regarding financial and business trends used in assessing its results of operations. Manitowoc believes excluding specified items provides a more meaningful comparison to the corresponding reporting periods and internal budgets and forecasts, assists investors in performing analysis that is consistent with financial models developed by investors and research analysts, provides management with a more relevant measure of operating performance and is more useful in assessing management performance.

Reconciliation of Adjusted Net Loss to Net Loss
(in millions, except per share amounts)
	Three Months Ended March 31,
	2021			2020
	As reported	Adjustments	Adjusted	As reported	Adjustments	Adjusted
Gross profit	$68.4	$—	$68.4	$63.2	$—	$63.2
Engineering, selling and administrative expenses (1)	(57.7)	0.4	(57.3)	(55.9)	—	(55.9)
Amortization of intangible assets	(0.1)	—	(0.1)	(0.1)	—	(0.1)
Restructuring income (expense) (2)	0.1	(0.1)	—	(1.5)	1.5	—
Operating income	10.7	0.3	11.0	5.7	1.5	7.2
Interest expense	(7.1)	—	(7.1)	(7.2)	—	(7.2)
Amortization of deferred financing fees	(0.4)	—	(0.4)	(0.4)	—	(0.4)
Other expense - net (3)	(2.1)	0.6	(1.5)	(4.0)	—	(4.0)
Income (loss) before income taxes	1.1	0.9	2.0	(5.9)	1.5	(4.4)
Provision for income taxes	(4.2)	—	(4.2)	(1.9)	—	(1.9)
Net loss	$(3.1)	$0.9	$(2.2)	$(7.8)	$1.5	$(6.3)

Diluted net income (loss) per share	$(0.09)		$(0.06)	$(0.22)		$(0.18)
(1)	The adjustment in 2021 relates to other one-time items.
(2)	Represents adjustments for restructuring income (expense).
(3)	The adjustment in 2021 relates to costs associated with a legal matter.

Free Cash Flows
(In millions)
	Three Months Ended March 31,
	2021	2020
Net cash provided by (used for) operating activities	$40.8	$(78.6)
Capital expenditures	(8.0)	(3.6)
Free cash flows	$32.8	$(82.2)

Adjusted EBITDA and Adjusted Operating Income

The Company defines adjusted EBITDA as earnings before interest, income taxes, depreciation and amortization, plus an addback of restructuring and certain other charges. The reconciliation of net loss to EBITDA, and further to adjusted EBITDA and to adjusted operating income and operating income for the three months ended March 31, 2021 and 2020 and trailing twelve months, are summarized as follows. All dollar amounts are in millions:

	Three Months Ended March 31,		Trailing Twelve
	2021	2020	Months
Net loss	$(3.1)	$(7.8)	$(14.4)
Interest expense and amortization of deferred financing fees	7.5	7.6	30.5
Provision for income taxes	4.2	1.9	19.4
Depreciation expense	10.0	9.0	38.2
Amortization of intangible assets	0.1	0.1	0.3
EBITDA	18.7	10.8	74.0
Restructuring (income) expense	(0.1)	1.5	5.4
Other non-recurring charges (1)	0.4	—	0.4
Other expense - net (2)	2.1	4.0	8.1
Adjusted EBITDA	21.1	16.3	87.9
Depreciation expense	(10.0)	(9.0)	(38.2)
Amortization of intangible assets	(0.1)	(0.1)	(0.3)
Adjusted operating income	11.0	7.2	49.4
Restructuring income (expense)	0.1	(1.5)	(5.4)
Other non-recurring charges (1)	(0.4)	—	(0.4)
Operating income	$10.7	$5.7	$43.6

Adjusted EBITDA margin percentage	6.0%	5.0%	6.0%
Adjusted operating income margin percentage	3.1%	2.2%	3.4%

(1)

Other non-recurring charges for the three months ended March 31, 2021 relate to one-time costs included in engineering, selling and administrative expenses in the Condensed Consolidated Statement of Operations.

(2)	Other expense – net includes net foreign currency gains (losses), other components of net periodic pension costs, costs associated with legal matters and other miscellaneous items.

For more information:

Ion Warner

VP, Marketing and Investor Relations

+1 414-760-4805